Exhibit (j)(1)

Goodwin Procter LLP Counselors at Law 901 New York Avenue, N.W. Washington, D.C. 20001	T: 202.346.4000 F: 202.346.4444 goodwinlaw.com

April 27, 2018

State Street Variable Insurance Series Funds, Inc.

1600 Summer Street

Stamford, Connecticut 06905

Re:	State Street Variable Insurance Series Funds, Inc.

Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A

File Nos. 002-91369, 811-04041

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A of State Street Variable Insurance Series Funds, Inc. (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the reference to our firm as legal counsel for the Registrant under the caption “Counsel” in the statement of additional information filed as part of the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP